UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2007

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Directors

On November 7, 2007, the Board of Directors elected Randall S. Dearth as director of the Company. At this time, Mr. Dearth has not yet been appointed to any particular committees of the Board.

Mr. Dearth will receive the compensation generally paid to directors of Calgon Carbon as set forth in Calgon Carbon’s most recent proxy statement. This includes an annual retainer of $20,000 for board service (pro rated until the next full retainer in April 2008), meeting fees, and grants under Calgon Carbon’s 1999 Phantom Stock Plan and 1993 Non-Employee Directors’ Stock Option Plan. In accordance with the terms of the 1999 Phantom Stock Plan, Mr. Dearth is entitled to a pro rated grant equal to $10,000 of phantom stock effective upon his date of election to the board. In accordance with the terms of the 1993 Non-Employee Directors’ Stock Option Plan, Mr. Dearth is entitled to a pro rated grant equal to 2,000 stock options for shares of Common Stock at an exercise price equal to the fair market value for the Common Stock on November 7, 2007, which was $13.09.

For further information, see the press release attached hereto as exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)

Date: November 9, 2007	By:	/s/ Leroy M. Ball
Leroy M. Ball
Chief Financial Officer